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STATE OF NORTH CAROLINA
COUNTY OF COLUMBUS

                                                              POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and executive officers of UNITED CAROLINA BANCSHARES CORPORATION (the "Corporation") has made, constituted and appointed and, by these presents, hereby makes, constitutes and appoints HOWARD V. HUDSON, JR., RONALD C. MONGER, WILLIAM R. LATHAN, JR. and ALEXANDER M. DONALDSON, and each of them, jointly and severally, his true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution, and with full power and authority for him and in his name, place and stead, to sign for the undersigned and in his name as a director or officer of the Corporation a Registration Statement on Form S-4, as well as any Amendments to such Registration Statement, and to file the same with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the shares of common stock of the Corporation which will be offered and sold to shareholders of Triad Bank ("Triad") upon the conversion of the outstanding shares of Triad's common stock into shares of the Corporation's common stock in connection with the merger of Triad with and into United Carolina Bank, the Corporation's wholly-owned subsidiary.

                  Further, each of the undersigned hereby grants to said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  IN WITNESS WHEREOF, the undersigned have hereunto signed their names on the dates indicated.

               SIGNATURE                                 DATE




/s/E. Rhone Sasser                                 November 28, 1995
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E. Rhone Sasser, Chairman of the Board,
  President and Chief Executive Officer
  (principal executive officer)



/s/Ronald C. Monger                                November 28, 1995
Ronald C. Monger, Executive Vice
  President and Chief Financial Officer
  (principal financial officer)



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/s/John F. Watson                                  November 28, 1995
John F. Watson, Controller
  (principal accounting officer)


/s/J. W. Adams                                     November 28, 1995
J. W. Adams, Director


/s/John V. Andrews                                 November 28, 1995
John V. Andrews, Director


/s/Russell M. Carter                               November 28, 1995
Russell M. Carter, Director


/s/W. E. Carter                                    November 28, 1995
W. E. Carter, Director


                                                   November 28, 1995
Alfred E. Cleveland, Director


/s/James L. Cresimore                              November 28, 1995
James L. Cresimore, Director


/s/Thomas P. Dillon                                November 28, 1995
Thomas P. Dillon, Director


/s/C. Frank Griffin                                November 28, 1995
C. Frank Griffin, Director


/s/James C. High                                   November 28, 1995
James C. High, Director


/s/Jack E. Shaw                                    November 28, 1995
Jack E. Shaw, Director


/s/Harold B. Wells                                 November 28, 1995
Harold B. Wells, Director


/s/Charles M. Winston                              November 28, 1995
Charles M. Winston, Director